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                                                                    EXHIBIT 16.1

                         [GRANT THORNTON LETTERHEAD]



February 10, 2000




Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

RE: OTG Software, Inc.

Ladies and Gentlemen:


We have read the statements of OTG Software, Inc. (the "Company") included under the heading, "Change of Auditors" in Amendment Number 2 of the Company's Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on February 10, 2000, and we agree with such statements.


Very truly yours,

GRANT THORNTON LLP

/s/ GRANT THORNTON LLP